UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2005 (June 15, 2005)

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TRICO MARINE SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	0-28316 (Commission File Number)	72-1252405 (IRS Employer Identification No.)

2401 Fountainview, Suite 920, Houston, Texas (Address of principal executive offices)	77057 (Zip Code)

Registrant’s telephone number, including area code: (713) 780-9926

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At the 2005 annual meeting of stockholders of Trico Marine Services, Inc. (“Trico”) held on June 15, 2005 (the “Annual Meeting"), Richard A. Bachmann and Kenneth M. Burke were reelected to Class I of the Board of Directors for a three year term expiring at the 2008 annual meeting of stockholders.

Item 5.03    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 15, 2005, the Board of Directors of Trico approved amendments to Trico’s bylaws which alter the requirements for calling special meetings of the stockholders and the notice provisions relating thereto. The full text of Trico’s bylaws, as amended, is attached to this filing as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01    Other Events.

At the Annual Meeting, stockholders of Trico ratified the retention of PricewaterhouseCoopers LLP as Trico’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

Item 9.01    Financial Statements and Exhibits

(c)    Exhibits

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws of Trico Marine Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.
By: /s/ Trevor Turbidy
Trevor Turbidy Vice President and Chief Financial Officer

Date: June 15, 2005

EXHIBIT INDEX

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws of Trico Marine Services, Inc.